Exhibit 99.1
ACM Research Updates 2024 Revenue Outlook and Provides Initial Outlook for 2025 Revenue

—Updates 2024 Revenue Outlook to $755 to $770 Million—

—Projected 2025 Revenue of $850 to $950 Million—

—ACM to Participate at Upcoming Conferences—

FREMONT, Calif., Jan. 14, 2025 (GLOBE NEWSWIRE) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced packaging applications, today has updated its full year 2024 revenue outlook to a range of $755 million to $770 million, versus a range of $725 million to $745 million as was provided in ACM’s third quarter 2024 earnings release issued on November 7, 2024.

ACM also announced that it expects revenue for the full year 2025 to be in the range of $850 million to $950 million. This expectation is based on ACM management’s current assessment of the impact from international trade policies, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

“We are planning for continued growth in 2025 amidst the ever-evolving geopolitical environment,” said Dr. David Wang, ACM’s President and Chief Executive Officer. “We anticipate continued investments in production capacity by our mainland China customers, with incremental contribution from single-wafer SPM, Tahoe, Furnace and other new products, and we believe the impact to our supply chain from the new U.S. component export restrictions on ACM Shanghai’s tool production is manageable. At the same time, we remain committed to developing world-class tools to expand our business into markets beyond mainland China, which we believe will play a growing role in the coming years.”

ACM plans to release its fourth quarter and full year 2024 financial results in late February 2025. The 2024 revenue outlook included in this press release is preliminary. Actual fourth quarter and full year 2024 revenue results are subject to review and audit procedures by ACM’s independent registered public accounting firm.

Upcoming Conferences

ACM will participate in group and one-on-one meetings hosted by UBS on January 15, 2025 (China time) in Pudong, Shanghai, followed by a virtual presentation and one-on-one meetings at the 27th Annual Needham Growth Conference on January 16, 2025 (U.S. time).

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademark.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
+1 (360) 808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
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